UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TELENAV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Telanav, Inc. (“Telanav” or the “Company”) by V99, Inc. a Delaware corporation (“Parent” or “V99”), pursuant to the terms of an Agreement and Plan of Merger, dated November 2, 2020, as amended on December 17, 2020, by and among the Company, Parent and Telenav99, Inc., a Delaware corporation and wholly owned subsidiary of Parent:

(i) Letter from Steve Debenham, Vice President and General Counsel, to Telenav Employees

(ii) Letter from Steve Debenham, Vice President and General Counsel, to Telenav Employees

The items listed above were first used or made available on January 14, 2021.

TELENAV, INC.

Notice Regarding Option and RSU Awards (“Notice”)

January 14, 2021

Dear Telenav Employee:

We are providing this Notice to you because the pending transaction proposed between Telenav, Inc. (“Telenav,” or the “Company”) and V99, Inc., a Delaware corporation led by H.P. Jin, Telenav’s Co-Founder, President, and Chief Executive Officer (“V99”), may affect certain equity awards you hold covering shares of Telenav common stock (each, an “Award”).

As you may know, on November 2, 2020, Telenav entered into an Agreement and Plan of Merger with V99 and a subsidiary of V99 (as amended on December 17, 2020, the “Merger Agreement”). Upon the completion of the transactions contemplated under the Merger Agreement, ownership of Telenav will transfer to V99 and its associated purchasing group (the “Merger”). We refer in this Notice to the date the Merger is completed (the “Closing,” as defined in the Merger Agreement) as the “Closing Date.” We have scheduled for February 16, 2021, at 10:00 a.m., PT, a Special Meeting of Stockholders, where Telenav stockholders will have the opportunity to vote to approve the proposed Merger. If our stockholders approve the proposed Merger at this meeting, the Closing should occur shortly thereafter.

In this Notice, we summarize the treatment in connection with the Merger of outstanding Awards (“Awards”) of restricted stock units (“RSUs”) and stock options (“Options”) Telenav granted to employees under any of its 2019 Equity Incentive Plan, 2009 Equity Incentive Plan, or Amended and Restated 2011 Stock Option and Grant Plan (each, a “Plan,” and together, the “Plans”) and the award agreements under the Plans which are applicable to those Awards. Please note that the following is a summary only. The treatment of Awards in connection with the Merger is subject to the terms of the Plans and Merger Agreement, and will occur only if the Merger is completed.

We are providing a separate Supplement Update notice to confirm information regarding a final purchase of Telenav shares by employees participating under our Employee Stock Purchase Plan.

I. Cash-out of Vested RSU Awards

In conjunction with the Closing, each Award of RSUs (or portion of such Award) which you hold and that is outstanding and has vested to you, but which Telenav has not yet settled, automatically will be cancelled and converted into the right to receive a cash payment equal to (a) US$4.80 (which is the “Merger Consideration” defined under the terms of the Merger Agreement), multiplied by (b) the total number of shares of Telenav common stock subject to your Vested RSU Award. Telenav currently expects to make this cash payment to employees through their respective E*TRADE accounts.

II. Conversion of Unvested RSU Awards into Unvested Cash Awards

In conjunction with the Closing, each Award of RSUs (or portion of such Award) that is outstanding but has not vested to you, automatically will be cancelled and converted into the right to receive a future payout or payouts in cash that are subject to further vesting (an “Unvested Cash Award”).

The Unvested Cash Award will provide you a right to receive an aggregate cash payment equal to (a) US$4.80 (the Merger Consideration), multiplied by (b) the total number of shares of Telenav common stock subject to the cancelled Award at the time of the Closing. Under the Unvested Cash

Award, the cash payment or payments will vest and become payable to you on a future date or dates (i.e., after the Closing Date) based on the same time-based vesting schedule, and remain subject to the same terms and conditions (including, for example, any accelerated vesting in connection with a termination of service), as the corresponding cancelled Award of RSUs. However, the Unvested Cash Award may contain certain modifications, as necessary and appropriate, to reflect the effects of the Merger or to facilitate the administration of the Unvested Cash Awards. Telenav currently expects to make these future cash payments to employees through Telenav’s payroll process.

III. Cancellation of Underwater Options

Each Award of Options currently outstanding has a per-share exercise price greater than US$4.80 (the Merger Consideration). As such, they are “underwater” and, under the terms of the Merger Agreement, all such Options, including any that you hold, automatically will be cancelled in conjunction with the Closing. You will not receive any payment or other consideration for these Options.

IV. Other Terms Affecting Vesting of Awards, Cash Payments

Telenav will determine whether any portion of an Award we reference in this Notice is vested after taking into account any vesting acceleration terms that may apply to that Award under the appropriate Plan, Award agreement or any other written agreement between the Award holder and Telenav (or any of its subsidiaries). The cash payments we discuss in this Notice will be subject to any applicable tax or other governmental or required withholdings. No interest will accrue or be payable to you on the cash payment.

If you hold an Award of RSUs and your employment or other service with Telenav and any of its subsidiaries terminates before the Closing, for any reason, then any unvested portion of the Award automatically will terminate when your employment or other service terminates (unless you are eligible for additional rights pursuant to the terms governing that Award), and you will not be eligible to receive the cash payments we describe above.

V. Company-wide Blackout Applying to Telenav Stock and Awards

In preparation for the Closing, Telenav will implement a company-wide administrative blackout period beginning at the close of trading on February 8, 2021. The blackout period will continue until the Closing occurs. You can exercise your Options, to the extent they remain outstanding, until the beginning of this blackout period. However, once the blackout period begins, you no longer will be able to exercise your Options. You have no obligation to exercise any of your Options. As noted above, all currently outstanding Options have a per-share exercise price greater than US$4.80. As such, if you do exercise any of your Options, any shares you may receive upon exercise will be cancelled in conjunction with the Closing and the Merger Consideration you receive (USD$4.80 per share) would be less than what you would have paid for those shares when you exercised the Option.

* * *

As a reminder, any sales of shares of Telenav’s common stock remain subject to Telenav’s insider trading policies. Even if the trading window is open, you should not engage in transactions on the open market relating to Telenav’s securities while you are in possession of any material, non-public information of Telenav. You can find a copy of Telenav’s insider trading policy on Telenav’s Intranet.

Please note that if the Merger is not completed for any reason, your Awards (Options or RSUs) will continue in place and vest according to their terms and you will not receive the payments described in this Notice. Further, if, before the Closing Date, any of your Awards expire, are terminated, or are forfeited, for any reason, including upon termination of your employment, you will not receive any of the consideration described in this Notice for such expired, terminated or forfeited Awards.

If you have any questions regarding your Awards, please contact StockAdministration@telenav.com.

Sincerely,

/s/ Steve Debenham

Steve Debenham
Vice President and General Counsel

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent Telenav’s expectations or beliefs concerning future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include Telenav’s expectations regarding V99’s agreement to acquire Telenav and the expected timing of the completion of the transaction. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the failure to obtain the approval of Telenav’s stockholders, including at least 66 and two-thirds percent of the outstanding shares of common stock owned by stockholders other than HP Jin, Samuel Chen and Changbin Wang, and each of their affiliates and related parties, in connection with the proposed transaction; the failure to consummate or delay in consummating the proposed transaction for other reasons; and the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed. Any forward-looking statement made by Telenav in this communication is based only on information currently available to Telenav and speaks only as of the date on which it is made. Except as required by applicable law or regulation, Telenav does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Telenav and V99. In connection with the proposed transaction, Telenav has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”), and Telenav mailed the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not intended as a substitute for the proxy statement that Telenav filed with the SEC and sent to its stockholders in connection with the proposed transaction or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. The definitive proxy statement described above contains important information about the proposed merger and related matters.. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction, and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com.

Participants in the Solicitation

Telenav and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav’s common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials on file with SEC in connection with the proposed transaction.

TELENAV, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

Additional Supplement to Prospectus

Last Purchase Under Employee Stock Purchase Plan

January 14, 2021

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

Dear Telenav Employee Participating in the ESPP:

1.    Background

Telenav, Inc. (“Telenav”) previously distributed to you the prospectus for the Telenav, Inc. 2019 Employee Stock Purchase Plan, as amended (the “ESPP”), which summarizes the key features of the ESPP (the “Prospectus”) as well as a supplement to the Prospectus on December 3, 2020 (the “Original Supplement”). This Additional Supplement to Prospectus (the “Supplement Update”) updates certain of the information that we previously provided to you under the Prospectus and Original Supplement. Please read this Supplement Update carefully as it explains the Final Purchase Date (as defined below) in connection with the ongoing Offering Periods and Purchase Periods (as defined in the ESPP) under the ESPP. Please keep this Supplement Update with your copy of the Prospectus and the Original Supplement.

On November 2, 2020, Telenav entered into an Agreement and Plan of Merger with V99, Inc., a Delaware corporation led by H.P. Jin, Telenav’s Co-Founder, President, and Chief Executive Officer (“V99”) and a subsidiary of V99 (as amended on December 17, 2020, the “Merger Agreement”). Upon the completion of the transactions contemplated under the Merger Agreement, ownership of Telenav will transfer to V99 and its associated purchasing group (the “Merger”). We refer in this Supplement Update to the date the Merger is completed (the “Closing,” as defined in the Merger Agreement) as the “Closing Date.” We have scheduled for February 16, 2021, at 10:00 a.m., PT, a Special Meeting of Stockholders, where Telenav stockholders will have the opportunity to vote to approve the proposed Merger. If our stockholders approve the proposed Merger at this February 16 meeting, the Closing should occur shortly thereafter.

The Original Supplement stated that there are two ongoing Offering Periods and Purchase Periods under the ESPP: (x) an Offering Period that began on March 2, 2020, with a current Purchase Period that is scheduled to conclude on March 1, 2021, and (y) an Offering Period that began on September 1, 2020, with a current Purchase Period that also is scheduled to conclude on March 1, 2021 (each of (x) and (y), a “Current Offering” and, together, the “Current Offerings”). The Original Supplement further provided that these Current Offerings will end no later than three (3) business days before the date that we anticipate the Merger will close.

1

2.     Final Purchase Date Under the ESPP

The Current Offerings under the ESPP will end on February 1, 2021 (the “Final Purchase Date”).

If you are currently enrolled in the ESPP and participating in either of the Current Offerings and if you continue your enrollment through the Final Purchase Date, Telenav automatically will apply your accumulated payroll deductions or other permitted contributions to purchase whole shares of Telenav common stock on February 1, 2021, unless you earlier withdraw from participation in the ESPP on or before the Withdrawal Deadline Date (as defined below). In conjunction with the Merger, those shares you purchase on the Final Purchase Date will then be cancelled and converted into the right to receive $4.80 per share, which is the cash consideration payable in connection with the Merger. Telenav currently expects to make this cash payment to employees through their respective E*TRADE accounts.

All accumulated payroll deductions or other permitted contributions that remain in your account that are not used to purchase shares as of the Final Purchase Date (including excess contributions and carry-forwards, if any) will be returned to you promptly after the Final Purchase Date through Telenav’s payroll process.

3.    Withdrawal from the ESPP

If for any reason you do not want to purchase Telenav common stock on the Final Purchase Date, you must withdraw from the ESPP on or before January 25, 2021 (the “Withdrawal Deadline Date”). You may withdraw from the ESPP as provided through your E*TRADE account.

If you do not withdraw from the ESPP on or before the Withdrawal Deadline Date, your accumulated payroll deductions (or other permitted contributions) automatically will be applied to purchase shares of Telenav common stock on the Final Purchase Date.

4.    Termination of the ESPP

No new Offering Periods or Purchase Periods will begin on or after the Final Purchase Date. In conjunction with the Merger, Telenav intends to terminate the ESPP.

Please send questions you may have regarding the Original Supplement or this Supplement Update, or regarding the ESPP, to StockAdministration@telenav.com. You also may contact:

Telenav, Inc.

ATTN: Stock Administration

4655 Great America Parkway, Suite 300

Santa Clara, California 95054

Phone: (408) 245-3800

Please note that Telenav has made copies of the Prospectus, the Original Supplement, and this Supplement Update, available on the Intranet. You also may receive copies free of charge by contacting the Stock Plan Administrator via the contact information provided above.

THE FINAL PURCHASE DATE UNDER THE ESPP WILL BE FEBRUARY 1, 2021. We will not send you a follow-up notice to inform you of the Final Purchase Date.

Sincerely,

/s/ Steve Debenham

Steve Debenham
Vice President and General Counsel

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent Telenav’s expectations or beliefs concerning future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include Telenav’s expectations regarding V99’s agreement to acquire Telenav and the expected timing of the completion of the transaction. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the failure to obtain the approval of Telenav’s stockholders, including at least 66 and two-thirds percent of the outstanding shares of common stock owned by stockholders other than HP Jin, Samuel Chen and Changbin Wang, and each of their affiliates and related parties, in connection with the proposed transaction; the failure to consummate or delay in consummating the proposed transaction for other reasons; and the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed. Any forward-looking statement made by Telenav in this communication is based only on information currently available to Telenav and speaks only as of the date on which it is made. Except as required by applicable law or regulation, Telenav does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Telenav and V99. In connection with the proposed transaction, Telenav has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”), and Telenav mailed the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not intended as a substitute for the proxy statement that Telenav filed with the SEC and sent to its stockholders in connection with the proposed transaction or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. The definitive proxy statement described above contains important information about the proposed merger and related matters. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction, and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com.

Participants in the Solicitation

Telenav and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav’s common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials on file with SEC in connection with the proposed transaction.